Exhibit 99.1

Investor Relations Contact:	Media Relations Contact:
Chip Wochomurka	Andrew Cole/Delia Cannan
615-614-4493	Sard Verbinnen & Co.
chip.wochomurka@healthways.com	212-687-8080
healthways-svc@sardverb.com

Healthways Appoints Its Chairman, Donato J. Tramuto, as President and CEO

Veteran Industry Innovator Brings Nearly 35 Years of Experience to
 Drive Growth and Performance

Kevin G. Wills Elected to Succeed Tramuto as Chairman of the Board of Directors

NASHVILLE, Tenn. August 7, 2015 – Healthways, Inc. (NASDAQ: HWAY) ("Company"), the largest independent global provider of well-being improvement solutions, today announced that its Board of Directors has appointed Board Chairman, Donato J. Tramuto, as President and Chief Executive Officer effective November 1, 2015.  Alfred Lumsdaine, Executive Vice President & Chief Financial Officer, who has been interim CEO since May 2015, will continue to serve as EVP and CFO.  Current Director Kevin G. Wills has been elected to serve as the Company's independent Chairman of the Board upon the commencement of Mr. Tramuto's role as President and CEO.

With nearly 35 years of experience at global healthcare companies such as Caremark and i3 (a division of Ingenix, a UnitedHealth Group Company), at Protocare as a co-founder, and most recently at Physicians Interactive Holdings, a company he founded in 2008 and over which he successfully oversaw expansive growth, Mr. Tramuto is a deeply experienced leader in healthcare.  He has been a valued Healthways director for more than two years, including serving as Chairman since 2014.  As the President and CEO, he will also continue to serve as a director.

"On behalf of the entire Board of Directors and the Healthways team, it gives me great pleasure to announce Donato Tramuto as Healthways' President and CEO," said Mr. Wills.  "Donato is a recognized healthcare innovator and leader who has the right experience and management skills to lead Healthways into its next phase of profitable development and growth.  He has a deep commitment to promoting global healthcare access, a steadfast focus on patient outcomes, and a keen understanding of digital engagement healthcare solutions that shareholders, employees, and customers value.  Donato knows Healthways very well given his service on the Board over the past few years and this knowledge and experience will provide for an efficient transition.  The Board looks forward to working closely with Donato and the senior management team and I personally look forward to expanding my role on the Board as Chairman and continuing to contribute to the advancement of the Company."

Mr. Tramuto said, "I am honored to have been selected as Healthways' new President and CEO.  As a Board member and as Chairman over the past two years, I have developed meaningful insights into the Company's leadership in population health and how the Company can best deliver results for its customers and shareholders.  I look forward to working with the team to continue to strengthen and broaden Healthways' customer relationships and focus the organization on its mission while improving financial performance."

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Healthways Appoints its Chairman, Donato J. Tramuto, as President and CEO

August 7, 2015

"Having worked closely with Donato over the past year, I am thrilled to have him as the next CEO of Healthways," said Conan J. Laughlin, Healthways Board Member and Managing Member of North Tide Capital, LLC, Healthways' largest shareholder. "Donato is an exceptional leader and team builder, with a proven track record of execution. The entire Board is aligned in our focus on increasing shareholder value, and we have total confidence in Donato's ability to drive strong future performance at Healthways."

Mr. Wills concluded, "I want to sincerely thank Alfred Lumsdaine for the outstanding job he has done as Healthways' interim CEO. Alfred's leadership and guidance have been and will continue to be invaluable during this transition process and beyond."

Donato J. Tramuto Biography
Since 2008, Donato J. Tramuto has served as founder, CEO and Chairman of Physicians Interactive Holdings (now a subsidiary of Merck & Co. Inc.), a global provider of insight-driven digital engagement solutions for healthcare professionals and consumers.  He led the organization's growth strategy and successfully sold the company in 2013, continuing in the role as CEO and Chairman under new ownership.  Prior to founding Physicians Interactive Holdings, he served as President of the Physicians Interactive Division of Allscripts and was Chief Executive Officer of i3, a division of Ingenix, a UnitedHealth Group company.  He also was one of the founders of Protocare, Inc., a large provider of drug development services, where he served as CEO and President of the Protocare Sciences Division and Corporate Officer.  Earlier in his career, Mr. Tramuto served as General Manager and Executive Vice President of the Home Healthcare Business Unit and Corporate Vice President of Disease Management Marketing at Caremark.  In 2011, he founded Health eVillages, a non-profit organization that brings trusted medical content via state-of-the-art mobile technology to the most remote areas of the world.  Mr. Tramuto also serves on several executive leadership boards including the Boston University School of Public Health Dean's Advisory Board, Brown University's Executive Master of Healthcare Leadership Advisory Board, Physicians Interactive Board of Directors, and the Robert F. Kennedy Center for Justice and Human Rights Europe Board, and he is a Board Trustee at the York Community Hospital.  In December of 2014, he was awarded the prestigious Robert F. Kennedy Ripple of Hope Award, for his more than three decades of executive leadership in advancing innovative healthcare programs that have had a meaningful impact in saving lives.  In 2005, 2009 and 2012, Mr. Tramuto was selected by PharmaVoice as one of the Top 100 Most Inspirational Healthcare Leaders in the Life Sciences Industry.  In May 2012, he was recognized by The Boston Globe as one of the Top 12 Innovators in Massachusetts for his work on Health eVillages and Physicians Interactive.  In 2013, he received the Healthcare IT News H.I.T. Men & Women Award in the Innovators category.  In 2015, he was selected by the magazine PM360, as one of the most 100 influential healthcare leaders.  In June, he was awarded an honorary doctorate of humane letters from the College of Fine Arts at the University of Massachusetts at Lowell.

Kevin G. Wills Biography
Kevin G. Wills is a Managing Director, member of the Executive Team, and Chief Financial Officer of AlixPartners, a leading global business advisory firm.  Prior to joining AlixPartners in 2014, Mr. Wills was Executive Vice President and CFO at Saks Inc.  Mr. Wills also served in other roles at Saks Inc., including Executive Vice President of operations at Parisian Inc., Senior Vice President of planning and administration, and Senior Vice President of strategic planning.  Mr. Wills has in-depth experience in financial oversight, strategic planning, mergers and acquisitions, capital structure management, and investor relations. At the Tennessee Valley Authority, he was Vice President and Controller, and at Coopers & Lybrand (currently PricewaterhouseCoopers), audit manager.

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Healthways Appoints its Chairman, Donato J. Tramuto, as President and CEO

August 7, 2015

Forward Looking Statements
This press release contains forward-looking statements, which are based upon current expectations, involve a number of risks and uncertainties and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company, including, without limitation, all statements regarding the Board of Directors' search for a replacement chief executive officer and pursuit of its strategic plan. Those forward-looking statements are subject to certain risks and uncertainties, including, but not limited to those risks detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements.

About Healthways
Healthways is the largest independent global provider of well-being improvement solutions. Dedicated to creating a healthier world one person at a time, the Company uses the science of behavior change to produce and measure positive change in well-being for our customers, which include employers, integrated health systems, hospitals, physicians, health plans, communities and government entities. Healthways provides highly specific and personalized support for each individual and their team of experts to optimize each participant's health and productivity and to reduce health-related costs. Results are achieved by addressing longitudinal health risks and care needs of everyone in a given population. The Company has scaled its proprietary technology infrastructure and delivery capabilities developed over 30 years and now serves approximately 68 million people on four continents. Learn more at www.healthways.com.

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